                                                                     EXHIBIT 2.1


                                      AMENDMENT NO. 1 dated as of July 27, 1998
                              (this "Amendment") to the AGREEMENT AND PLAN OF
                                     ---------
                              MERGER (the "Original Agreement" and, as amended,
                                           ------------------
                              this "Agreement") dated as of June 23, 1998, by
                                    ---------
                              and among PALESTRA ACQUISITION CORP., a Delaware corporation ("Purchaser"), CHEMICAL LEAMAN
                                            ---------
                              CORPORATION, a Pennsylvania corporation (the
                              "Company"), and THE SHAREHOLDERS OF THE COMPANY
                              --------
                              NAMED ON SCHEDULE I ATTACHED TO THE ORIGINAL
                                       ----------
                              AGREEMENT (each, a "Shareholder", and
                                                  -----------
                              collectively, the "Shareholders").  Capitalized
                                                 ------------
                              term used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

     WHEREAS, the Board of Directors of the Company has adopted resolutions approving this Amendment and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's shareholders approve this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Amendment and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I


                                  AMENDMENTS

1.1  PURCHASE PRICE; EFFECT ON CAPITAL STOCK.
     ---------------------------------------

          (a) Annex I to the Original Agreement is hereby amended by deleting the definition of "Merger Consideration" and replacing it with the following:

               ""Merger Consideration" means the sum of (i) the Aggregate Cash
                 --------------------
          Merger Consideration plus (ii) shares of New Preferred Stock having a stated value equal to $5 million."

          (b) Annex I to the Original Agreement is hereby amended by adding the following thereto:

              ""Aggregate Cash Merger Consideration" means $72,800,000.
                -----------------------------------

          (c) Annex I to the Original Agreement is hereby amended by adding the following thereto:

               "New Preferred Stock" means shares of the Preferred Stock of MTL,
                -------------------
          the designations, rights and preferences of which are more particularly described on Exhibit 2.1(b) hereto.
                                    --------------

          (d) Section 2.1(a) of the Original Agreement is hereby amended by adding the following new sentence to the end thereof:

              "Notwithstanding anything to the contrary contained in this Agreement or in any Employment Agreement, the Purchaser shall be obligated to pay in cash to the Shareholders an amount equal to but not more than (i) the Aggregate Cash Merger Consideration, less (ii) the product of (A) the aggregate number of Merger Shares that are to be converted into MTL Stock pursuant to Section 2.1(c) and the applicable Employment Agreements multiplied by (B) a fraction, the numerator of which shall be the Merger Consideration less the Net Transaction Expenses, and the denominator of which shall be the Merger Share Number (the "MTL Stock Amount"), less (iii) the Net Transaction
                             ----------------
          Expenses."

          (e) Sections 2.1(b)(iii), (iv) and (v) of the Original Agreement are each hereby deleted in their entirety and shall be collectively replaced with the following:

               "(iii) the Merger Shares held by each Shareholder (other than the Merger Shares that are to be converted into shares of MTL Stock) shall, by virtue of the Merger and without any action on the part of any Shareholder, cease to be outstanding and be converted into the right to receive, subject to the terms and conditions of this Agreement, (A) shares of New Preferred Stock having a stated value equal to the product of such Shareholder's Common Equity Percentage multiplied by $5 million and (B) cash in an amount equal to such Shareholder's Cash Merger Consideration.

          For purposes of the foregoing, "Cash Merger Consideration" means the
                                          -------------------------
     following:

               (i) in respect of each Shareholder other than David R. Hamilton and David M. Boucher, an amount equal to (A) the product of such Shareholder's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, less (B) the product of the Hamilton Special Merger Consideration multiplied by such Shareholder's Post Hamilton Percentage, less (C) the product of the Boucher Special Merger Consideration multiplied by such Shareholder's Post Boucher Percentage, less (D) the product of such Shareholder's Percentage of Merger Consideration multiplied by the Net Transaction Expenses;

               (ii) in respect of David R. Hamilton, an amount equal to (A) the product of Mr. Hamilton's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, plus (B) the Hamilton Special Merger Consideration, less (C) the product of the Boucher Special Merger Consideration multiplied by Mr. Hamilton's Post Boucher Percentage, less (D) the product of

          Mr. Hamilton's Percentage of Merger Consideration multiplied by the Net Transaction Expenses; and

               (iii) in respect of David M. Boucher, an amount equal to (A) the product of Mr. Boucher's Common Equity Percentage multiplied by the Aggregate Cash Merger Consideration, plus (B) Boucher Special Merger Consideration, less (C) the product of the Hamilton Special Merger Consideration multiplied by Mr. Boucher's Post Hamilton Percentage, less (D) the product of Mr. Boucher's Percentage of Merger Consideration multiplied by the Net Transaction Expenses.

          For purposes of the foregoing, the "Post Boucher Percentage" means in
                                              -----------------------
     respect of any Shareholder, the total number of Merger Shares held by such Shareholder divided by the total number of Merger Shares held by all Shareholders other than Mr. Boucher."

          For purposes of the foregoing, the "Post Hamilton Percentage" means in
                                              ------------------------
     respect of any Shareholder, the total number of Merger Shares held by such Shareholder divided by the total number of Merger Shares held by all Shareholders other than Mr. Hamilton."

1.2  DELIVERY OF FUNDS AND CERTIFICATES; SURRENDER OF CERTIFICATES.
     -------------------------------------------------------------

          (a) Section 2.2(a) of the Original Agreement is hereby amended by deleting the words the "the funds necessary to pay the Merger Consideration (taking into account the MTL Stock and subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h))" contained therein and replacing such words with the words "the funds necessary to pay the Aggregate Cash Merger Consideration, less the Net Transaction Expenses, less the MTL Stock Amount and less the aggregate amount of all setoffs pursuant to Section 7.3(g) and Section 7.3(h))."

          (b) Section 2.2(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

          "Each holder of an outstanding certificate or certificates which prior thereto represented Merger Shares, upon surrender at, or as soon as practicable after, the Effective Time of the Merger (as the case may
          be) to the Transfer Agent of such certificate or certificates (together with a letter of transmittal signed by such holder in substantially the form of EXHIBIT A attached hereto), shall be
                                    ---------
          entitled to the Cash Merger Consideration (subject to any setoffs as set forth in Section 7.3(g) or Section 7.3(h)) and the shares of New Preferred Stock into which such Merger Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Transfer Agent shall accept such certificates and such letter of transmittal upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Merger Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, MTL Stock or New

          Preferred Stock, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such consideration. If cash or a certificate representing shares of MTL Stock or New Preferred Stock is to be remitted to a name other than that in which the certificate for Merger Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each certificate for Merger Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, subject to any setoffs pursuant to Section 7.3(g) or Section 7.3(h), for each Merger Share represented thereby upon such surrender, cash, shares of New Preferred Stock and/or shares of MTL Stock, in the amount determined pursuant to Section 2.1(b) or the applicable Employment Agreement, as the case may be."

          (c) Section 2.2(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

          "(d) All consideration (whether in the form of cash, New Preferred Stock, MTL Stock or setoff pursuant to Section 7.3(g) or Section 7.3(h)) paid upon surrender of certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares so exchanged that were previously represented by such certificates."

1.3  SETOFFS.
     -------

     Sections 7.3(g) and (h) of the Original Agreement are each hereby amended by deleting the words "any Merger Consideration or other payments" in each such Section and replacing it in each such Section with the words "Cash Merger Consideration or other cash payments."

1.4  CONDITIONS.
     ----------

     Section 7.3(p) of the Original Agreement is hereby amended by deleting "$4,000,000; provided that, in the Shareholder Representative's sole discretion,
             --------
such amount may be increased, at any time prior to two days after Purchaser delivers a notice that it intends to terminate this Agreement pursuant to
Section 9.1 based upon the condition set forth in this Section 7.3(p) not being satisfied, to an amount not to exceed $5,000,000 (such excess amount over $4,000,000, the "Indemnity Cap Adjustment Amount"); it being understood that if
                 -------------------------------
such amount exceeds $5,000,000, Purchaser shall be under no obligation to effect the Merger" and replacing it with "$6,500,000."

1.5  INDEMNIFICATION.
     ---------------

            (a) Section 8.6(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

               "(b)  Indemnity Limitations for the Shareholders.  Except as
                     ------------------------------------------
          provided herein, the sum of all Losses pursuant to which indemnification is payable by the

          Shareholders in the aggregate pursuant to Section 8.1(a)(i) and
          Section 8.1(a)(iv) shall not exceed the sum of (i) $8,250,000 (the "Cap"), plus (ii) an amount equal to the Indemnity Cap Adjustment
           ---    ----
          Amount (as adjusted, the "Adjusted Cap"), and no Shareholder shall be
                                    ------------
          liable to Purchaser for any amount in excess of the sum of (x) the Cash Merger Consideration received by such Shareholder (which shall include for these purposes shares of MTL Stock), plus (y) the stated value of all shares of New Preferred Stock received by such Shareholder in connection with the consummation of the Merger (which shall not include, for purposes hereof, shares issued as a payment-in-kind dividend); provided, however, that in no event shall the
                          --------  -------
          limitations set forth in this Section 8.6(b) apply with respect to the representations and warranties set forth in the Subject R&W or any claim arising as a result of fraud. Notwithstanding anything else provided herein or in the Original Agreement, any setoff or reduction made in respect of the stated value of the New Preferred Stock or any dividends thereunder shall be included in any calculation of amounts paid by the shareholders for the purpose of determining the Cap, the Adjusted Cap and the L/C Cap."

          (b) Section 8.7 of the Original Agreement is hereby amended by (i) deleting the words "Adjusted Cap" each time it appears therein and replacing it with the words "L/C Cap" and (ii) adding a new sentence to the end thereof which shall read as follows:

          "Notwithstanding anything to the contrary contained herein, Purchaser agrees not to draw on any Qualified Letter of Credit (i) prior to the twenty-fourth month immediately following the Closing Date, unless at such time all dividends on the shares of the New Preferred Stock have either (i) been paid in cash or (ii) paid as a payment-in-kind dividend )("PIK Shares"), the stated value of which has been reduced to zero, and (iii) after the twenty fourth month immediately following the Closing Date, until such time as the stated value of the outstanding PIK Shares has been reduced to zero and the stated value of the outstanding shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger has been reduced to $2.5 million."

          (c) Annex I to the Original Agreement is hereby amended by deleting the definition of "Indemnity Cap Adjustment Amount" and replacing it with the following:

          ""Indemnity Cap Adjustment Amount" means an amount, not to exceed $2.5
            -------------------------------
     million, equal to the excess of (i) (a) the sum of any EHS Damages which in the written opinion of Purchaser's consultant (which shall be one or more of the consultants listed on Schedule 7.3(p)(1)) are reasonably expected to
                                  -------------------
     be required to be incurred pursuant to EHS Requirements of Law due to conditions other than those identified on Schedule 7.3(p)(2) discovered by
                                               ------------------
     the Purchaser after the date hereof and prior to the Closing in the course of Purchaser's due diligence or due to any new Proceeding or Order or any new claim or amended claim arising in connection with any existing Proceeding, Order or condition, plus (b) the reasonably expected costs based on the Purchaser's consultant's evaluation in writing, for full compliance and remediation required pursuant to any EHS Requirement of Law (including pursuant to ISRA and the Connecticut Transfer Act) resulting from the announcement or consummation of the transactions contemplated by this Agreement over (ii) $4,000,000.

          (d) Annex I to the Original Agreement is hereby further amended by adding the following thereto:

          ""L/C Cap" means, at any time, (i) the Cap, plus (ii) the Indemnity
            -------                                   ----
     Cap Adjustment Amount, less (iii) the aggregate Preferred Stock Adjustment
                            ----
     Amount in effect at such time.

          "Preferred Stock Adjustment Amount" means the sum of (i) the stated
           ---------------------------------
     value of all outstanding PIK Shares that are issued or are required to be issued pursuant to the terms of the New Preferred Stock as a payment-in-kind dividend on shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger ("Initial PIK Shares"), plus
                                                    ------------------
     (ii) after the end of the twenty-fourth month immediately following the Closing Date, if all shares of New Preferred Stock including all PIK Shares have not been redeemed, $2.5 million, plus (iii) at Purchaser's option (exercised by delivery of an irrevocable notice to the Shareholders Representative), additional shares of New Preferred Stock that are issued at the Effective Time in connection with the Merger having a stated value equal to up to $2.5 million.

1.6  FINANCING.
     ---------

     EXHIBIT E is hereby deleted in its entirety and replaced with EXHIBIT E
     ---------                                                     ---------
hereto.

1.7  NOTES.
     -----

          (a) Purchaser covenants and agrees to use its commercially reasonable best efforts to cause MTL Inc. to commence an offer to purchase up to all of the outstanding Notes within five business days after the date hereof and to complete such offer substantially in accordance with the terms and subject to the conditions described in the draft of such offer to purchase which has been previously provided to the Company. It is understood that any delay in commencing such offer to purchase in connection with either (i) any act or failure to act by the Company or any third party or (ii) Purchaser's compliance with applicable law shall not constitute a breach of this Agreement.

          (b) The Company agrees to use its commercially reasonable best efforts (without incurring any costs) to cooperate with the Purchaser and the holders of its Notes in connection with the offer to purchase set forth in Section 1.7(a).

          (c) Annex I to the Original Agreement is hereby amended by deleting the definition of "Transaction Expenses" contained therein and replacing it with the following:

               "Transaction Expenses" means all fees and expenses that are
                --------------------
          incurred by or on behalf of the Company or any Shareholder (whether incurred prior to, at or after the Closing) in connection with the preparation for, and consummation of, the transactions contemplated hereby, by the other agreements referred to herein or otherwise in connection with a sale of the Company, including any payments to terminate or purchase options to purchase equity interests of any Subsidiary (including payments to Robert Johnson and William Kannehan) (it being understood that Transaction Expenses shall not include either (a) the $4,000,000 cost to obtain the requisite consent of the holders of Notes to an amendment to the terms of the Indenture, or the fees and expenses incurred by the Company in connection with such solicitation of consents all as set forth in Section 6.12 or (b) any costs incurred by the Purchaser, MTL Inc. or Apollo Management, L.P., in connection with any offer to purchase the Notes commenced by MTL Inc.).

          (d) Sections 6.12 and 7.3(m) of the Original Agreement are hereby deleted in their entirety.

1.8  CLOSING.
     -------

     Each party hereto agrees to use its commercially reasonable efforts to consummate the Merger on or prior to August 31, 1998.


                                   ARTICLE II


                            MISCELLANEOUS PROVISIONS

2.1   AGREEMENT.
      ---------

     Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms.

2.2   COUNTERPARTS.
      ------------

     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

2.3   GOVERNING LAW.
      -------------

     THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS,

GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.


                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                 THE PURCHASER:

                                 PALESTRA ACQUISITION CORP.


                                 By:____________________________
                                    Name:
                                    Title:

                                 THE COMPANY:

                                 CHEMICAL LEAMAN CORPORATION


                                 By:____________________________
                                    Name:
                                    Title:

                                 DAVID R. HAMILTON
                                 CATHARINE C. HAMILTON
                                 CATHARINE ELIZABETH HAMILTON
                                 TENNESSEE ALEXIS HAMILTON
                                 HAMILTON FAMILY TRUST
                                 SAMUEL C. HAMILTON
                                 GEORGE MCFADDEN
                                 JOHN H. MCFADDEN
                                 TRUSTEES U/W/O ALEXANDER B.
                                  MCFADDEN, DECEASED, F/B/O JOHN,
                                  MARY AND GEORGE MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                  DECEASED, F/B/O GEORGE MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN
                                  DECEASED, F/B/O JOHN H. MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                  DECEASED, F/B/O MARY JOSEPHINE
                                  MCFADDEN
                                 LESLEY TAYLOR
                                 TRUSTEES F/B/O ELIZABETH CUTTING
                                 MCFADDEN
                                 EUGENE C. PARKERSON
                                 DAVID M. BOUCHER
                                 PHILIP J. RINGO
                                 REUBEN M. ROSENTHAL
                                 JACK H. ELROD
                                 J. STEPHEN HAMILTON
                                 LEON F. PALMER
                                 DENNIS R. COPELAND
                                 F.C. COLON-OSORIO
                                 G. MICHAEL CRONK
                                 KAREN SZABO LLOYD
                                 FRANK LLOYD


                                 By:____________________________
                                  David R. Hamilton
                                  Attorney-in-Fact

                                 DAVID R. HAMILTON
                                 CATHARINE C. HAMILTON
                                 CATHARINE ELIZABETH HAMILTON
                                 TENNESSEE ALEXIS HAMILTON
                                 HAMILTON FAMILY TRUST
                                 SAMUEL C. HAMILTON
                                 GEORGE MCFADDEN
                                 JOHN H. MCFADDEN
                                 TRUSTEES U/W/O ALEXANDER B.
                                  MCFADDEN, DECEASED, F/B/O JOHN,
                                  MARY AND GEORGE MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                  DECEASED, F/B/O GEORGE MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN
                                  DECEASED, F/B/O JOHN H. MCFADDEN
                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                  DECEASED, F/B/O MARY JOSEPHINE
                                  MCFADDEN
                                 LESLEY TAYLOR
                                 TRUSTEES F/B/O ELIZABETH CUTTING
                                 MCFADDEN
                                 EUGENE C. PARKERSON
                                 DAVID M. BOUCHER
                                 PHILIP J. RINGO
                                 REUBEN M. ROSENTHAL
                                 JACK H. ELROD
                                 J. STEPHEN HAMILTON
                                 LEON F. PALMER
                                 DENNIS R. COPELAND
                                 F.C. COLON-OSORIO
                                 G. MICHAEL CRONK
                                 KAREN SZABO LLOYD
                                 FRANK LLOYD


                                 By:____________________________
                                  George McFadden
                                  Attorney-in-Fact

                                 The Shareholders:

                                 _______________________________
                                 David R. Hamilton


                                 CATHARINE C. HAMILTON
                                 CATHARINE ELIZABETH HAMILTON
                                 TENNESSEE ALEXIS HAMILTON


                                 By:  _______________________________
                                      David R. Hamilton
                                      Attorney-in-Fact

                                 HAMILTON FAMILY TRUST


                                 By:  _______________________________
                                      Trustee


                                 __________________________________
                                 Samuel C. Hamilton


                                 __________________________________
                                 George McFadden


                                 __________________________________
                                 John H. McFadden


                                 TRUSTEES U/W/O ALEXANDER B.
                                 MCFADDEN, DECEASED, F/B/O JOHN,
                                 MARY AND GEORGE MCFADDEN


                                 By:  _______________________________
                                      George McFadden, Trustee


                                 By:  _______________________________
                                      Alexander Cushing, Trustee

                                 By:  _______________________________
                                      Mellon Bank (East), Trustee


                                 TRUSTEE U/W/O GEORGE MCFADDEN,
                                 DECEASED, F/B/O GEORGE MCFADDEN


                                 By:  _______________________________
                                      George McFadden, Trustee


                                 By:  _______________________________
                                      Alexander Cushing, Trustee


                                 By:  _______________________________
                                      Mellon Bank (East), Trustee

                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                 DECEASED, F/B/O JOHN H. MCFADDEN


                                 By:  _______________________________
                                      George McFadden, Trustee


                                 By:  _______________________________
                                      John H. McFadden, Trustee


                                 By:  _______________________________
                                      Mellon Bank (East), Trustee

                                 TRUSTEES U/W/O GEORGE MCFADDEN,
                                 DECEASED, F/B/O MARY JOSEPHINE
                                 MCFADDEN


                                 By:  _______________________________
                                      George McFadden, Trustee


                                 By:  _______________________________
                                      Mellon Bank (East), Trustee


                                 _______________________________
                                 Lesley Taylor


                                 TRUSTEES F/B/O ELIZABETH CUTTING
                                 MCFADDEN


                                 By:  _______________________________
                                      George McFadden, Trustee


                                 By:  _______________________________
                                      Lesley Taylor


                                 __________________________________
                                 Eugene C. Parkerson


                                 __________________________________
                                 David M. Boucher


                                 __________________________________
                                 Philip J. Ringo


                                 __________________________________
                                 Reuben M. Rosenthal

                                 __________________________________
                                 Jack H. Elrod


                                 __________________________________
                                 J. Stephen Hamilton


                                 __________________________________
                                 Leon F. Palmer


                                 __________________________________
                                 Dennis R. Copeland


                                 __________________________________
                                 F.C. Colon-Osorio


                                 __________________________________
                                 G. Michael Cronk


                                 __________________________________
                                 Karen Szabo Lloyd


                                 __________________________________
                                 Frank Lloyd

                                                                  Exhibit 2.1(b)
                          Terms of New Preferred Stock
                          ----------------------------

ISSUER                           MTL Inc.
---------------------------------------------------------------------------------------------------------
STATED VALUE                     $5,000,000.  The stated value of the outstanding shares of New
                                 Preferred Stock (including Initial PIK Shares but excluding all other
                                 PIK Shares) will be reduced by $1 for each $1 of Purchaser Losses;
                                 provided that the aggregate amount of such reduction will not exceed the sum of (i) $2.5 million, plus (ii) the stated value of all Initial
                                 PIK Shares.  The stated value will be further reduced by the stated
                                 value of all shares of New Preferred Stock that reduce the L/C Cap pursuant to clause (iii) of the definition of Preferred Stock
                                 Adjustment Amount.  Any setoff against Purchaser Losses set forth above will reduce the L/C Cap.

                                 At any time, the stated value of all PIK Shares other than Initial PIK
                                 Shares will equal (i) the aggregate stated value of all such PIK Shares multiplied by (ii) a fraction, the numerator of which is the aggregate reduction of the stated value of the Initial PIK Shares pursuant to the preceding paragraph and the denominator of which is the aggregate stated value of all Initial PIK Shares (without giving effect to any reductions to the stated value thereof); provided that, notwithstanding the foregoing, if the stated value of the Initial PIK Shares shall be reduced to zero, then the stated value of all other PIK Shares automatically be reduced to zero.
---------------------------------------------------------------------------------------------------------
DIVIDENDS                        8% per annum, payable annually in arrears and payable in kind at
                                 Issuer's option for three years from issuance date.  Dividends will be payable on the stated value on the applicable payment date of all outstanding shares of New Preferred Stock (including all shares issued at the Effective Time in connection with the Merger and all PIK Shares previously issued).

                                 Dividends on shares of common stock will not be paid unless all accrued dividends on New Preferred Stock have been paid.
---------------------------------------------------------------------------------------------------------
MATURITY                         Ninth anniversary from the Closing Date.
---------------------------------------------------------------------------------------------------------

OPTIONAL REDEMPTION              Redeemable at any time at Issuer's option at the following prices (plus accrued and unpaid dividends):
---------------------------------------------------------------------------------------------------------
                                                                                             Premium to
                                 Date                                                       Stated Value
                                 ---------------------------------------------------------  -------------
                                 Closing Date to 42nd Month                                     100%
                                 Beg. of 43rd month to end of 54th month                        105%
                                 Beg. of 55th month to end of 66th month                        110%
                                 Beg. of 67th month to end of 78th month                        115%
                                 Thereafter                                                     120%
---------------------------------------------------------------------------------------------------------
CHANGE OF CONTROL                Upon sale of Issuer to a non-affiliated third party or other change of control to a non-affiliated third party, shares of New Preferred Stock would be mandatorily redeemable for the redemption value set forth above.
---------------------------------------------------------------------------------------------------------
IPO                              Up to 50% of net proceeds of primary offering to be used to redeem shares of New Preferred Stock for the redemption value set forth above.
---------------------------------------------------------------------------------------------------------
LIQUIDATION PREFERENCE           Upon liquidation, shares of New Preferred Stock would be senior to common stock and would be entitled to receive the redemption value set forth above.
---------------------------------------------------------------------------------------------------------
EXCHANGEABILITY                  Shares of New Preferred Stock can be exchanged at the Issuer's option for Junior Subordinated Debt of the Issuer, which shall be subject to the same rights of offset and adjustment.  The Junior Subordinated Debt will contain substantially similar terms and conditions as the terms and conditions of the New Preferred Stock, including terms and conditions relating to dividends, maturity, optional redemption, change of control, IPO, liquidation preference and voting rights.
---------------------------------------------------------------------------------------------------------
VOTING RIGHTS                    Holders of shares of New Preferred Stock will be entitled to a separate class vote for any amendment to the Certificate of Designations in respect of the New Preferred Stock to the extent that such amendment adversely affects the holders of the New Preferred Stock.
---------------------------------------------------------------------------------------------------------